                                                                  Exhibit 4.9(b)


                           [Form of Warrant Agreement
                            for Warrants Sold Attached
                                 To Securities]



                        ENDURANCE SPECIALTY HOLDINGS LTD.

                                       and

                              [                   ],


                                as Warrant Agent


                        --------------------------------


                                WARRANT AGREEMENT


                              Dated as of [       ]


                        --------------------------------


                         Warrants to Purchase [       ]


                        --------------------------------

                                TABLE OF CONTENTS


                                                                                                      PAGE
                                                                                                      ----

ARTICLE 1 ISSUANCE OF WARRANTS AND EXECUTION AND DELIVERY OF WARRANT CERTIFICATES

SECTION 1.01.             Issuance of Warrants...........................................................2
SECTION 1.02.             Execution and Delivery of Warrant Certificates.................................2
SECTION 1.03.             Issuance of Warrant Certificates...............................................3

ARTICLE 2 WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

SECTION 2.01.             Warrant Price..................................................................4
SECTION 2.02.             Duration of Warrants...........................................................4
SECTION 2.03.             Exercise of Warrants...........................................................4

ARTICLE 3 OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANT

SECTION 3.01.             No Rights as Warrant Securityholder Conferred by Warrants or Warrant
                          Certificates...................................................................6
SECTION 3.02.             Lost, Mutilated, Stolen or Destroyed Warrant Certificates......................6
SECTION 3.03.             Enforcement of Rights..........................................................7
SECTION 3.04.             Merger, Amalgamation, Consolidation, Conveyance or Transfer....................7

ARTICLE 4 EXCHANGE AND TRANSFER

SECTION 4.01.             Exchange and Transfer..........................................................8
SECTION 4.02.             Treatment of Holders of Warrant Certificates...................................8
SECTION 4.03.             Cancellation of Warrant Certificates...........................................9

ARTICLE 5 CONCERNING THE WARRANT AGENT

SECTION 5.01.             Warrant Agent..................................................................9
SECTION 5.02.             Conditions of Warrant Agent's Obligations.....................................10
SECTION 5.03.             Resignation and Appointment of Successor......................................11


                             ARTICLE 6 MISCELLANEOUS

SECTION 6.01.             Amendment.....................................................................13
SECTION 6.02.             Notices and Demands to the Company and Warrant Agent..........................13
SECTION 6.03.             Addresses.....................................................................13
SECTION 6.04.             Applicable Law................................................................13
SECTION 6.05.             Delivery of Prospectus........................................................13
SECTION 6.06.             Obtaining of Governmental Approval............................................14
SECTION 6.07.             Persons Having Rights Under Warrant Agreement.................................14
SECTION 6.08.             Headings......................................................................14
SECTION 6.09.             Counterparts..................................................................14
SECTION 6.10.             Inspection of Agreement.......................................................14
SECTION 6.11.             Notices to Holders of Warrants................................................14
EXHIBIT A - Form of Warrant Certificate................................................................A-1

                               WARRANT AGREEMENT(1)

          THIS AGREEMENT dated as of [       ] between ENDURANCE SPECIALTY
HOLDINGS LTD., an exempted company incorporated in Bermuda as a holding company
(the "Company"), and [       ], a [bank] [trust company] duly incorporated and
existing under the laws of [       ], as Warrant Agent (the "Warrant Agent"),

         Bracketed language here and throughout this Agreement should be inserted as follows:

         1. If Warrants are immediately detachable from the Offered Securities; and

         2. If Warrants are detachable from the Offered Securities only after the Detachable Date.

                              W I T N E S S E T H :

         [WHEREAS, the Company has entered into an Indenture dated as of [Date] (the "Senior Indenture") between the Company and [ ], as Trustee (the "Senior Indenture Trustee"), and an Indenture dated as of [Date] (the "Subordinated Indenture") between the Company and [ ], as Trustee (the "Subordinated Indenture Trustee") (together the "Trustees" or "Trustee" and "Indentures" or "Indenture"), providing for the issuance from time to time of its unsecured debt securities to be issued in one or more series as provided in the Indenture; and]

         WHEREAS, the Company proposes to sell [title of such securities being offered] (the "Offered Securities") with one or more warrants (the "Warrants") representing the right to purchase [title of such securities purchasable through exercise of Warrants] (the "Warrant Securities"), the Warrants to be evidenced by warrant certificates issued pursuant to this Agreement (the "Warrant Certificates"); and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, transfer, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, transferred, exchanged, exercised and replaced;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:



-----------------
(1)Complete or modify the provisions of this form as appropriate to reflect the terms of the Warrants and Warrant Securities. Monetary amounts may be in U.S. dollars, in a foreign currency or in a composite currency, including but not limited to the euro.

                                   ARTICLE 1
     ISSUANCE OF WARRANTS AND EXECUTION AND DELIVERY OF WARRANT CERTIFICATES

         SECTION 1.01. Issuance of Warrants.

         The Warrants shall be evidenced by one or more Warrant Certificates. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase [_____ shares of the Warrant Securities] [_____aggregate principal amount of Warrant Securities] and shall be initially issued in connection with the issuance of the Offered Securities [1: and shall be separately transferable immediately thereafter] [2: but shall not be separately transferable until on and after , (the "Detachable Date")]. The Warrants shall be initially issued [in units] with the Offered Securities, and each Warrant [included in such a unit] shall evidence the right, subject to the provisions contained herein and in the Warrant Certificates, to purchase [_____ shares of the Warrant Securities] [______ aggregate principal amount of Warrant Securities] [included in such a unit].

         SECTION 1.02. Execution and Delivery of Warrant Certificates.

         Each Warrant, whenever issued, shall be evidenced by a Warrant Certificate in registered form substantially in the form set forth in Exhibit A hereto, shall be dated and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of the Company by its chairman or vice chairman of the Board of Directors, the chief financial officer, the president, any vice president, any assistant vice president, the treasurer or any assistant treasurer of the Company, which may but need not be attested by its secretary or one of its assistant secretaries. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates.

         No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the Warrant Agent by manual signature. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence, and the only evidence, that the Warrant Certificate so countersigned has been duly issued hereunder.

         In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent as provided herein, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

         The term "Holder," when used with respect to any Warrant Certificate shall mean any person in whose name at the time such Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose [2: or, prior to the Detachable Date, any person in whose name at the time the Offered Security to which such Warrant Certificate is attached is registered upon the register of the Offered Securities. Prior to the Detachable Date, the Company will, or will cause the registrar of the Offered Securities to, make available at all times to the Warrant Agent such information as to holders of the Offered Securities with Warrants as may be necessary to keep the Warrant Agent's records up to date.]

         SECTION 1.03. Issuance of Warrant Certificates.

         Warrant Certificates evidencing the right to purchase [_____ shares of the Warrant Securities] [an aggregate principal amount not exceeding _____ aggregate principal amount of Warrant Securities] (except as provided in Sections 2.03, 3.02 and 4.01) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign Warrant Certificates evidencing [ ] Warrants representing the right to purchase up to [_____shares of the Warrant Securities] [_____ aggregate principal amount of Warrant Securities] and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer as hereinafter provided or as provided in the antepenultimate paragraph of Section 2.03.

         Pending the preparation of definitive Warrant Certificates evidencing Warrants, the Company may execute and the Warrant Agent shall countersign and deliver temporary Warrant Certificates evidencing such Warrants (printed, lithographed, typewritten or otherwise produced, in each case in form satisfactory to the Warrant Agent). Such temporary Warrant Certificates shall be issuable substantially in the form of the definitive Warrant Certificates but with such omissions, insertions and variations as may be appropriate for temporary Warrant Certificates, all as may be determined by the Company with the concurrence of the Warrant Agent. Such temporary Warrant Certificates may contain such reference to any provisions of this Warrant Agreement as may be appropriate. Every such temporary Warrant Certificate shall be executed by the Company and shall be countersigned by the Warrant Agent upon the same conditions and in substantially the same manner, and with like effect, as the definitive Warrant Certificates. Without unreasonable delay, the Company shall execute and shall furnish definitive Warrant Certificates and thereupon such temporary Warrant Certificates may be surrendered in exchange therefor without charge pursuant to and subject to the provisions of Section 4.01, and the Warrant Agent shall countersign and deliver in exchange for such temporary Warrant Certificates definitive Warrant Certificates of authorized denominations evidencing a like aggregate number of Warrants evidenced by such temporary Warrant Certificates. Until so exchanged, such temporary Warrant Certificates shall be entitled to the same benefits under this Warrant Agreement as definitive Warrant Certificates.

                                   ARTICLE 2
                WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

         SECTION 2.01. Warrant Price.

         On [ ] the exercise price of each Warrant will be [ ]. During the period from [ ], through and including [ ], the exercise price of each Warrant will be [ ] [plus [accrued amortization of the original issue discount] [accrued interest] from ______.] [In each case, the original issue discount will be amortized at a [ ]% annual rate, computed on an annual basis using the "interest" method and using a 360-day year consisting of twelve 30-day months]. Such exercise price of Warrant Securities is referred to in this Agreement as the "Warrant Price." [The original issue discount for each principal amount of Warrant Securities is ___________].

         SECTION 2.02. Duration of Warrants.

         Subject to Section 4.03(b), each Warrant may be exercised [in whole but not in part] [in whole or in part] [at any time, as specified herein, on or after [the date thereof] [______] and at or before [time, location] on [ ] (each day during such period may hereinafter be referred to as an "Exercise Date")] [on [list of specific dates] (each, an "Exercise Date")], or such later date as the Company may designate by notice to the Warrant Agent and the Holders of Warrant Certificates [in registered form and to the beneficial owners of the Global Warrant Certificate] (the "Expiration Date"). Each Warrant not exercised at or before [time, location] on the Expiration Date shall become void, and all rights of the Holder [and any beneficial owners] of the Warrant Certificate evidencing such Warrant under this Agreement shall cease.

         SECTION 2.03. Exercise of Warrants.

         [With respect to Warrants evidenced by Warrant Certificates in registered form,] [During] the period specified in Section 2.02, any whole number of Warrants may be exercised by providing certain information as set forth on the reverse side of the Warrant Certificates evidencing such Warrants and by paying in full [in lawful money of the United States of America] [in applicable currency] [in cash] [by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] [in immediately available funds,] the Warrant Price for each Warrant exercised [(plus accrued interest, if any, on the Warrant Securities to be issued upon exercise of such Warrant from and including the Interest Payment Date (as defined in the Indenture), if any, in respect of such Warrant Securities immediately preceding the Exercise Date to and including the Exercise Date (unless the Exercise Date is after the Regular Record Date (as defined in the Indenture), if any, for such Interest Payment Date, but on or before the immediately succeeding Interest Payment Date for such Warrant Securities, in which event no such accrued interest shall be payable))] to the Warrant Agent at its corporate trust office at [address] [or at ], provided that such exercise is subject to receipt within five business days of such [payment] [wire transfer] by the Warrant Agent of the Warrant Certificate evidencing each Warrant exercised with the form of election to purchase Warrant Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed. [Cashless Exercise Option].

         The date on which payment in full of the Warrant Price (plus any such accrued interest) is received by the Warrant Agent shall, subject to receipt of the Warrant Certificate as aforesaid, be deemed to be the date on which the Warrant is exercised. The Warrant Agent shall deposit all funds received by it in payment for the exercise of Warrants in an account of the Company maintained with it (or in such other account as may be designated by the Company) and shall advise the Company, by telephone or by facsimile transmission or other form of electronic communication available to both parties, at the end of each day on which a payment for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such advice to the Company in writing.

         If a day on which Warrants may be exercised in the city in which such Warrants are to be exercised shall be a Saturday or Sunday or a day on which banking institutions in such city are authorized or required to be closed, then, notwithstanding any other provision of this Agreement or the Warrant Certificate evidencing such Warrants, but subject to the limitation that no Warrant may be exercised after the Expiration Date, the Warrants shall be exercisable on the next succeeding day which in such city is not a Saturday or Sunday or a day on which banking institutions in such city are authorized or required to be closed.

         The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company [and the Trustee] in writing of (i) the number of Warrants exercised, (ii) the instructions of each Holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Securities to be issued upon such exercise, (iii) delivery of any Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Company or the Trustee shall reasonably require.

         As soon as practicable after the exercise of any Warrant, but subject to receipt by the Warrant Agent of the Warrant Certificate evidencing such Warrant as provided in this Section, the Company shall issue[, pursuant to the Indenture, in authorized denominations to or upon the order of the Holder of the Warrant Certificate evidencing each Warrant,] the Warrant Securities to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder. If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, a new Warrant Certificate evidencing the number of such Warrants remaining unexercised.

         The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issuance of the Warrant Securities, and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Security until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

                                   ARTICLE 3
            OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANT

SECTION  3.01. No Rights as Warrant Securityholder Conferred by Warrants or
               Warrant Certificates.

         No Warrant Certificate or Warrant evidenced thereby shall entitle the Holder or any beneficial owner thereof to any of the rights of a holder or beneficial owner of Warrant Securities, including, without limitation, [the right to receive the payment of principal of (premium, if any) or interest, if any, on Warrant Securities or to enforce any of the covenants in the Indenture] [the right to receive dividend payments on the Warrant Securities or any voting rights].

         SECTION  3.02. Lost, Mutilated, Stolen or Destroyed Warrant
                        Certificates.

         Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it and the Company of the ownership of and the loss, mutilation, theft or destruction of any Warrant Certificate and of such security or indemnity as may be required by the Company and the Warrant Agent to hold each of them and any agent of them harmless and, in the case of mutilation of a Warrant Certificate, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, mutilated, stolen or destroyed Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, mutilated, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of lost, mutilated, stolen or destroyed Warrant Certificates.

         SECTION 3.03. Enforcement of Rights.

         Notwithstanding any of the provisions of this Agreement, any Holder of a Warrant Certificate, without the consent of the Warrant Agent, the Trustee, the holder of any Offered Securities or the Holder of any other Warrant Certificate, may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise its Warrants in the manner provided in its Warrant Certificate and in this Agreement.

         SECTION 3.04. Merger, Amalgamation, Consolidation, Conveyance or
                       Transfer.

         (a) If at any time there shall be a merger or amalgamation or consolidation of the Company or a conveyance or transfer of its property and assets substantially as an entirety [as permitted under the Indenture], then in any such event the successor or assuming corporation referred to therein shall succeed to and be substituted for the Company, with the same effect[, subject to the Indenture,] as if it had been named herein and in the Warrant Certificates as the Company; the Company shall thereupon, except in the case of a transfer by way of lease, be relieved of any further obligation hereunder and under the Warrants and the Warrant Certificates, and the Company as the predecessor corporation, except in the case of a transfer by way of lease, may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming corporation may thereupon cause to be signed, and may issue either in its own name or in the name of the Company, Warrant Certificates evidencing any or all of the Warrants issuable hereunder which theretofore shall not have been signed by the Company, and may execute and deliver Warrant Securities in its own name [, pursuant to the Indenture], in fulfillment of its obligations to deliver Warrant Securities upon exercise of the Warrants. All the Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Warrants had been issued at the date of the execution hereof. In any case of any such merger, amalgamation, consolidation, conveyance or transfer, such changes in phraseology and form (but not in substance) may be made in the Warrant Certificates representing the Warrants thereafter to be issued as may be appropriate.

         (b) The Warrant Agent may receive a written opinion of legal counsel (who shall be acceptable to the Warrant Agent) as conclusive evidence that any such merger, consolidation, conveyance or transfer complies with the provisions of this Section and the Indentures.

         [Add Anti-Dilution provisions as necessary.]

                                   ARTICLE 4
                              EXCHANGE AND TRANSFER

         SECTION 4.01. Exchange and Transfer.

         (a) [1: Upon] [2: Prior to the Detachable Date, a Warrant Certificate may be exchanged or transferred only together with the Offered Security to which such Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security. Prior to any Detachable Date, each transfer of the Offered Security, shall operate also to transfer the related Warrant Certificates. On or after the Detachable Date, upon] surrender at the corporate trust office of the Warrant Agent at [address] [or ], Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other authorized denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part; provided, however, that such other Warrant Certificates shall evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered.

         (b) The Warrant Agent shall keep, at its corporate trust office at [address] [and at ], books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates upon surrender of such Warrant Certificates to the Warrant Agent at its corporate trust office at [address] [or ] for exchange or registration of transfer, properly endorsed [or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent.]

         (c) No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer.

         (d) Whenever any Warrant Certificates, are so surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates, duly authorized and executed by the Company, as so requested. The Warrant Agent shall not effect any exchange or registration of transfer which will result in the issuance of a Warrant Certificate, evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant.

         (e) All Warrant Certificates, issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange or registration or transfer.

         SECTION 4.02. Treatment of Holders of Warrant Certificates.

         Each Holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and every subsequent Holder of such Warrant Certificate that until the transfer of such Warrant Certificate is registered on the books of such Warrant Agent [2: or, prior to the Detachable Date, until the transfer of the Offered Security to which such Warrant Certificate is attached, is registered in the register of the Offered Securities], the Company and the Warrant Agent may treat the registered Holder of such Warrant Certificate as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

         SECTION 4.03. Cancellation of Warrant Certificates.

         [(a)] Any Warrant Certificate surrendered for exchange or registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange therefor or in lieu thereof. The Warrant Agent shall cause all cancelled Warrant Certificates to be destroyed and shall deliver a certificate of such destruction to the Company.

         [(b) If the Company notifies the Trustee of its election to redeem [2: prior to the Detachable Date] [, as a whole but not in part,] [2: the Offered Securities [or] [and]] the Warrant Securities pursuant to the Indenture or the terms thereof, the Company may elect, and shall give notice to the Warrant Agent of its election, to cancel the unexercised Warrants, the Warrant Certificates and the rights evidenced thereby. Promptly after receipt of such notice by the Warrant Agent, the Company shall, or, at the Company's request, the Warrant Agent shall in the name of and at the expense of the Company, give notice of such cancellation to the Holders of the Warrant Certificates, such notice to be so given not less than 30 nor more than 60 days prior to the date fixed for the redemption of [2: the Offered Securities [or] [and]] the Warrant Securities pursuant to the Indenture or the terms thereof. The unexercised Warrants, the Warrant Certificates and the rights evidenced thereby shall be cancelled and become void on the 15th day prior to such date fixed for redemption.]

                                   ARTICLE 5
                          CONCERNING THE WARRANT AGENT

         SECTION 5.01. Warrant Agent.

         The Company hereby appoints [ ] as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein and in the Warrant Certificates set forth; and [ ] hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and herein and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

         SECTION 5.02. Conditions of Warrant Agent's Obligations.

         The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject:

         (a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable attorneys' fees) incurred by the Warrant Agent without negligence, bad faith or willful misconduct or breach of this Agreement on its part in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of such liability.

         (b) Agent for the Company. In acting under this Agreement and in connection with the Warrants and the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the Holders of Warrant Certificates or beneficial owners of Warrants.

         (c) Counsel. The Warrant Agent may consult with counsel satisfactory to it in its reasonable judgment, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

         (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

         (e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. [Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as Trustee under the Indenture.]

         (f) No Liability for Interest. The Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

         (g) No Liability for Invalidity. The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due authorization to execute this Agreement and the due execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of any Warrant Certificates (except its countersignature thereof).

         (h) No Liability for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Warrant Agent assumes no liability for the correctness of the same.

         (i) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02, to make any demand upon the Company.

         SECTION 5.03. Resignation and Appointment of Successor.

         (a) The Company agrees, for the benefit of the Holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

         (b) The Warrant Agent may at any time resign as such by giving written notice of its resignation to the Company, specifying the desired date on which its resignation shall become effective; provided, however, that such date shall be not less than 90 days after the date on which such notice is given unless the Company agrees to accept shorter notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Warrant Agent (which shall be a bank or trust company in good standing, authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. The Company may, at any time and for any reason, remove the Warrant Agent and appoint a successor Warrant Agent (qualified as aforesaid) by written instrument in duplicate signed on behalf of the Company and specifying such removal and the date when it is intended to become effective, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. Any resignation or removal of the Warrant Agent and any appointment of a successor Warrant Agent shall become effective upon acceptance of appointment by the successor Warrant Agent as provided in this subsection (b). In the event a successor Warrant Agent has not been appointed and accepted its duties within 90 days of the Warrant Agent's notice of resignation, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent. Upon its resignation or removal, the Warrant Agent shall be entitled to the payment by the Company of the compensation and to the reimbursement of all reasonable out-of-pocket expenses (including reasonable attorneys' fees) incurred by it hereunder as agreed to in Section 5.02(a).

         (c) The Company shall remove the Warrant Agent and appoint a successor Warrant Agent if the Warrant Agent (i) shall become incapable of acting, (ii) shall be adjudged bankrupt or insolvent, (iii) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (iv) shall consent to, or shall have had entered against it a court order for, any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceedings commenced against it, (v) shall make a general assignment for the benefit of creditors or
(vi) shall fail generally to pay its debts as they become due. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by it of such appointment, the predecessor Warrant Agent shall, if not previously disqualified by operation of law, cease to be Warrant Agent hereunder.

         (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor as Warrant Agent hereunder.

         (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                    ARTICLE 6
                                  MISCELLANEOUS

         SECTION 6.01. Amendment.

         This Agreement and the terms of the Warrants and the Warrant Certificates may be amended by the parties hereto, without the consent of the Holder of any Warrant Certificate or the beneficial owner of any Warrant, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or in the Warrant Certificates, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable, provided that such action shall not affect adversely the interests of the Holders of the Warrant Certificates or the beneficial owners of Warrants in any material respect.

         SECTION 6.02. Notices and Demands to the Company and Warrant Agent.

         If the Warrant Agent shall receive any notice or demand addressed to the Company by the Holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

         SECTION 6.03. Addresses.

         Any communication from the Company to the Warrant Agent with respect to this Agreement shall be addressed to [ ], Attention: [ ], and any communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Endurance Specialty Holdings Ltd., Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, Attention: General Counsel (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

         SECTION 6.04. Applicable Law.

         The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 6.05. Delivery of Prospectus.

         The Company will furnish to the Warrant Agent sufficient copies of a prospectus relating to the Warrant Securities deliverable upon exercise of Warrants (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver to the Holder of the Warrant Certificate evidencing such Warrant, prior to or concurrently with the delivery of the Warrant Securities issued upon such exercise, a Prospectus. The Warrant Agent shall not, by reason of any such delivery, assume any responsibility for the accuracy or adequacy of such Prospectus.

         SECTION 6.06. Obtaining of Governmental Approval.

         The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States federal and state laws (including without limitation a registration statement in respect of the Warrants and Warrant Securities under the Securities Act of 1933), which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrant Securities issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

         SECTION 6.07. Persons Having Rights Under Warrant Agreement.

         Nothing in this Agreement shall give to any person other than the Company, the Warrant Agent and the Holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

         SECTION 6.08. Headings.

         The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         SECTION 6.09. Counterparts.

         This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the Same instrument.

         SECTION 6.10. Inspection of Agreement.

         A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit his Warrant Certificate for inspection by it.

         SECTION 6.11. Notices to Holders of Warrants.

         Any notice to Holders of Warrants evidenced by Warrant Certificates which by any provisions of this Warrant Agreement is required or permitted to be given shall be given by first class mail prepaid at such Holder's address as it appears on the books of the Warrant Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.


                                              ENDURANCE SPECIALTY HOLDINGS LTD.

                                              By:__________________________
                                                 Name:
                                                 Title:


                                              [WARRANT AGENT]

                                              By:__________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

                                     [Face]

--------------------------------------------------------------------------------
Form of Legend if                      [Prior to ________________, this
Warrants are not                       Warrant Certificate may be transferred
immediately exercisable:               or exchanged if and only if the [Title
                                       of Offered Security] to which it was
                                       initially attached is so transferred
                                       or exchanged [Prior to ________,
                                       Warrants evidenced by this Warrant
                                       Certificate cannot be exercised.]
--------------------------------------------------------------------------------

                EXERCISABLE ONLY IF AUTHENTICATED BY THE WARRANT
                            AGENT AS PROVIDED HEREIN

               VOID AFTER THE CLOSE OF BUSINESS ON _________, ____
                        ENDURANCE SPECIALTY HOLDINGS LTD.

                        Warrant Certificate representing
                              Warrants to purchase
                          [Title of Warrant Securities]
                               as described herein

                       ----------------------------------

No.
Warrants

         This certifies that [_____________________] or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such registered owner to purchase, at any time [after the close of business on _________, ____, and] on or before the close of business on ____________, ____, [____ shares of the [Title of Warrant Securities]] [$________ aggregate principal amount of [Title of Warrant Securities]](the "Warrant Securities") of Endurance Specialty Holdings Ltd. (the "Company")[, issued or to be issued under the Indenture (as hereinafter defined),] on the following basis.(2)[During the period from ________, ____ through and including ___________, ____, each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Company the [principal] amount of Warrant Securities stated above in this Warrant Certificate at the exercise price of [ ] [___% of the principal amount thereof [plus accrued amortization, if any, of the original issue discount of the Warrant Securities][plus accrued interest, if any, from the most recent date from which interest shall have been paid on the Warrant Securities or, if no interest shall have been paid on the Warrant Securities, from ___________, ____]; [in each case, the original issue discount ($_______ for each $1,000 principal amount of Warrant Securities) will be amortized at a ___% annual rate, computed on a[n] [semi-]annual basis[, using a 360-day year constituting of twelve 30-day months]] (the "Exercise Price"). The Holder of this Warrant Certificate may exercise the Warrants evidenced hereby, in whole or in part, by surrendering this Warrant Certificate, with the purchase form set forth hereon duly completed, accompanied [by payment in full, in lawful money of the United States of America, [in cash or by certified check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds]], the Exercise Price for each Warrant exercised, to the Warrant Agent (as hereinafter defined), at the corporate trust office of [name of Warrant Agent], or its successor as warrant agent (the "Warrant Agent") [or at ____________,] at the addresses specified on the reverse hereof and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined). This Warrant Certificate may be exercised only for the purchase of [ shares of] Warrant Securities [in the principal amount of ] or any integral multiple thereof. [Cashless Exercise Option].

------------------
(2) Complete and modify the following provisions as appropriate to reflect the terms of the Warrants and the Warrant Securities.

         The term "Holder" as used herein shall mean, prior to [ ] (the "Detachable Date"), the registered owner of the Company's [title of Offered Securities] to which such Warrant Certificate was initially attached, and after such Detachable Date, the person in whose name at the time such Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 3.01 of the Warrant Agreement.

         Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the registered owner hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

         This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of __________, ____ (the "Warrant Agreement"), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at _______________].

         [The Warrant Securities to be issued and delivered upon the exercise of Warrants evidenced by this Warrant Certificate will be issued under and in accordance with an Indenture, dated as of ________________ (the "Indenture"), between the Company and ________________, a [corporation] [national banking association] organized under the laws of the State of __________, as trustee (such trustee, and any successors to such trustee, the "Trustee") and will be subject to the terms and provisions contained in the Warrant Securities and in the Indenture. Copies of the Indenture, including the form of the Warrant Securities, are on file at the corporate trust office of the Trustee
[and at         ].]

         Prior to the [ ] (the "Detachable Date"), this Warrant Certificate may be exchanged or transferred only together with the [title of Offered Security] (the "Offered Security") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security. Additionally, on or prior to the Detachable Date, each transfer of such Offered Security on the register of the Offered Securities shall operate also to transfer this Warrant Certificate. After the Detachable Date, this Warrant Certificate, and all rights hereunder, may be transferred when surrendered at the corporate trust office of the Warrant Agent [or _________] by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

         Except as provided in the immediately preceding paragraph, after authentication by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent [or at _____________] for Warrant Certificates representing the same aggregate number of Warrants.

         This Warrant Certificate shall not entitle the registered owner hereof to any of the rights of a registered holder of the Warrant Securities, including, without limitation, [the right to receive payments of principal of (and premium, if any) or interest, if any, on the Warrant Securities or to enforce any of the covenants of the Indenture] [the right to receive dividend payments on the Warrant Securities or any voting rights].

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Warrant Certificate shall not be valid or obligatory for any purpose until authenticated by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

         Dated:
                --------------

                                            ENDURANCE SPECIALTY HOLDINGS LTD.

                                            By:
                                               ---------------------------------

Attest:

-----------------------------------


                          Certificate of Authentication

         This is one of the Warrant Certificates referred to in the within-mentioned Warrant Agreement.

-----------------------------------
          As Warrant Agent

By:
   --------------------------------
        Authorized Signature

                     [REVERSE] [FORM OF WARRANT CERTIFICATE]
                     (Instructions for Exercise of Warrants)

         To exercise any Warrants evidenced hereby, the Holder of this Warrant Certificate must pay [in cash or by certified check or official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds], the Exercise Price in full for each of the Warrants exercised, to _________, Corporate Trust Department, _______________, Attn: ___________ [or
________________], which payment should specify the name of the Holder of this Warrant Certificate and the number of Warrants exercised by such Holder. In addition, the Holder of this Warrant Certificate should complete the information required below and present in person or mail by registered mail this Warrant Certificate to the Warrant Agent at the addresses set forth below.

                               [FORM OF EXERCISE]
                   (To be executed upon exercise of Warrants.)

         The undersigned hereby irrevocably elects to exercise _________ Warrants, represented by this Warrant Certificate, to purchase [_______ shares of [Title of Warrant Securities]] [$_________ aggregate principal amount of the [Title of Warrant Securities]] (the "Warrant Securities") of Endurance Specialty Holdings Ltd. and represents that he has tendered payment for such Warrant Securities [in cash or by certified check or official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds] to the order of Endurance Specialty Holdings Ltd., c/o [ ] in the amount of $___________ in accordance with the terms hereof. The undersigned requests that said [principal] amount of Warrant Securities be in fully registered form, in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

         If said [principal] amount of Warrant Securities is less than all of the Warrant Securities purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:
       -----------------

Name
      ---------------------------
           (Please Print)

---------------------------------
(Insert Social Security or Other
Identifying Number of Holder)

Address
       --------------------------
---------------------------------

Signature
          ---------------------------------
           (Signed exactly as name appears
           on the other side of this Warrant
           Certificate)

                       This Warrant may be exercised at the following addresses:
                           By hand at
                                           -----------------------------
                                           -----------------------------
                                           -----------------------------
                                           -----------------------------


                           By mail at
                                           -----------------------------
                                           -----------------------------
                                           -----------------------------
                                           -----------------------------


(Instructions as to form and delivery of Warrant Securities and/or Warrant Certificates):

                              [[FORM OF ASSIGNMENT]

              (TO BE EXECUTED TO TRANSFER THE WARRANT CERTIFICATE)

         FOR VALUE RECEIVED __________________ hereby sells, assigns and transfers unto Please insert social security or other identifying number)

------------------------------

-----------------------------------
(Please print name and address
including zip code)


________________________________________________________________________________
the right represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint _________________, Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution.

Dated:
       ---------------


                                 --------------------------------------
                                                Signature
                                 (Signed exactly as name appears on the
                                 other side of this Warrant Certificate)

Signature Guarantee:


-------------------------------------
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Warrant Agent)